                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                    FORM 8-K

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



        May 14, 1996                                        May 16, 1996
      (Date of Report)                                    (Date of earliest
                                                           event reported)


                        Commission File Number: 1-13734


                     STANDARD FEDERAL BANCORPORATION, INC.
             (Exact name of registrant as specified in its charter)



          Michigan                                       38-2899274
(State or other jurisdiction of                      (I.R.S. Employer
incorporation or organization)                       Identification No.)

 2600 West Big Beaver Road, Troy, Michigan                  48084
 (Address of principal executive offices)                 (Zip Code)

        Registrant's telephone number, including area code: 810-643-9600

                                 NOT APPLICABLE
         (Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS

On April 9, 1996, the Office of Thrift Supervision ("OTS") informed Standard Federal Bancorporation, Inc. (the "Company"), that it had approved the Company's acquisition of Bell Bancorp, Inc. ("Bell"), and its wholly owned subsidiary, Bell Federal Savings and Loan Association ("Bell Federal"). The acquisition will be accomplished through the merger (the "Merger") of Bell with and into a subsidiary of the Company and the subsequent merger of Bell Federal with and into the Company's subsidiary, Standard Federal Bank ("Standard Federal" or the "Bank"). On May 16, 1996, Bell will hold a special meeting of stockholders, the primary purpose of which is to consider and vote on the Merger. When approved by Bell stockholders at such meeting, the Company intends to complete the Merger and its acquisition of Bell at the close of business on June 7, 1996.

Bell is a Delaware corporation formed for the purpose of becoming a holding company for Bell Federal. Its executive offices are located at 79 West Monroe Street, Chicago, Illinois, and it operates its main banking office and 13 branch office locations in northern Illinois. At December 31, 1995, Bell had total assets of $1.9 billion, total deposits of $1.6 billion and stockholders' equity of $301.7 million, on a consolidated basis.

Item 7(a) below incorporates by reference financial statements of Bell for its fiscal year ended March 31, 1995, which is its most recent fiscal year, and financial statements of Bell as of and for the nine months ended December 31, 1995. Item 7(b) below presents unaudited pro forma consolidated financial statements of the Company, as of and for the year ended December 31, 1995, assuming that the Merger with Bell had been completed on January 1, 1995.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL STATEMENTS AND EXHIBITS

(A)  FINANCIAL STATEMENTS OF BELL BANCORP, INC.

         The following consolidated financial statements of Bell, together with the related notes thereto and the report thereon of KPMG Peat Marwick LLP, dated May 26, 1995, which have been incorporated by reference into the Annual Report on Form 10-K of Bell for the fiscal year ended March 31, 1995, are hereby incorporated by reference into this report:

             Consolidated Statements of Financial Condition as of March 31, 1995 and 1994
             Consolidated Statements of Earnings for the years ended March 31, 1995, 1994 and 1993
             Consolidated Statements of Changes in Stockholders' Equity for the years ended March 31, 1995, 1994 and 1993
             Consolidated Statements of Cash Flows for the years ended March 31, 1995, 1994 and 1993
             Notes to Consolidated Financial Statements

         The following consolidated financial statements of Bell, together with the related notes thereto, are hereby incorporated by reference into this report from the Bell Quarterly Report on Form 10-Q for the quarterly period ended December 31, 1995:

             Consolidated Statements of Financial Condition as of December 31, 1995 (unaudited) and March 31, 1995
             Consolidated Statements of Earnings for the three and nine months ended December 31, 1995 and 1994 (unaudited)
             Consolidated Statements of Changes in Stockholders' Equity for the nine months ended December 31, 1995 and 1994 (unaudited) Consolidated Statements of Cash Flows for the nine months ended December 31, 1995, 1994 and 1993 (unaudited)
             Notes to Unaudited Consolidated Financial Statements

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL STATEMENTS AND EXHIBITS (CONTINUED)

(B)  PRO FORMA FINANCIAL INFORMATION

         The following pro forma financial statements of the Company have been prepared as if the acquisition of Bell had occurred on January 1, 1995, and are based on the assumptions described in the accompanying notes thereto:

         Index to Unaudited Pro forma Financial Statements                                            Page
         -------------------------------------------------                                            ----

           1)  Unaudited Pro Forma Statement of Financial Condition at March 31, 1996                   3

           2)  Unaudited Pro Forma Statement of Income for the Year Ended December 31, 1995             4

           3)  Unaudited Pro Forma Statement of Income for the Quarter Ended March 31, 1996             5

           4)  Notes to the Unaudited Pro Forma Consolidated Financial Statements                       6-10

(C)  EXHIBITS:

         Exhibit
           No.            Description
         -------          -----------

           23             Consent of KPMG Peat Marwick LLP, independent accountants                     11

SIGNATURE                                                                                               12

                     STANDARD FEDERAL BANCORPORATION, INC.
       UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF FINANCIAL CONDITION
                                MARCH 31, 1996
                                (In Thousands)


                                                    Standard                                        Pro Forma
                                                     Federal          Bell                       Adjusting Entries
                                                  Bancorporation,  Bancorp, Inc.               ---------------------     Pro Forma
                                                       Inc.            (1)         Combined      Debit      Credit       Combined
                                                  ---------------  -----------  -------------  ----------  ---------  --------------
ASSETS
Cash                                                  $88,554         $18,604      $107,158     $100,000                  $207,158
                                                  ---------------  -----------  -------------  ----------  ---------  --------------
Investment securities                                 218,395         111,590       329,985         $239   $160,000        170,224
Mortgage-backed securities held for trading            54,229           -            54,229                                 54,229
Mortgage-backed securities available for sale         717,423           -           717,423                                717,423
Mortgage-backed securities                          2,169,647         427,111     2,596,758                 202,252      2,394,506
Loans receivable held for sale                        967,297           -           967,297                                967,297
Loans receivable:
 Mortgage                                           7,994,966       1,324,001     9,318,967       15,555                 9,334,522
 Consumer/Commercial                                  704,249          20,000       724,249                                724,249
                                                  ---------------  -----------  -------------  ----------  ---------  --------------
  Total loans receivable                            8,699,215       1,344,001    10,043,216       15,555                10,058,771
                                                  ---------------  -----------  -------------  ----------  ---------  --------------
   Total earning assets                            12,826,206       1,882,702    14,708,908       15,794    362,252     14,362,450

Real estate and other repossessed assets                6,892           4,863        11,755                                 11,755
Premises and equipment                                195,548           5,435       200,983        5,000                   205,983
Core deposit intangible                                18,714           -            18,714       15,981                    34,695
Cost in excess of fair value of
  net assets acquired                                 119,099           -           119,099       50,293                   169,392
Other assets                                          250,414          14,435       264,849                                264,849
                                                  ---------------  -----------  -------------  ----------  ---------  --------------

   Total assets                                   $13,505,427      $1,926,039   $15,431,466     $187,068   $362,252    $15,256,282
                                                  ===============  ===========  =============  ==========  =========  ==============

LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES:
Deposits                                           $9,449,204      $1,598,057   $11,047,261                            $11,047,261
FHLB advances and other long-term borrowings        1,877,329          10,000     1,887,329                $100,000      1,987,329
Securities sold under agreements to repurchase        759,375           -           759,375                                759,375
                                                  ---------------  -----------  -------------  ----------  ---------  --------------
  Total interest-bearing liabilities               12,085,908       1,608,057    13,693,965                 100,000     13,793,965

Undisbursed payments on participations sold           107,675           -           107,675                                107,675
Advance payments by borrowers for
  taxes and insurance                                 130,769           7,471       138,240                                138,240
Deferred federal income tax liability                  64,429             997        65,426                   4,875         70,301
Other liabilities                                     177,403           7,815       185,218                  21,640        206,858
                                                  ---------------  -----------  -------------  ----------  ---------  --------------
  Total liabilities                                12,566,184       1,624,340    14,190,524                 126,515     14,317,039
                                                  ---------------  -----------  -------------  ----------  ---------  --------------
STOCKHOLDERS' EQUITY:
Common stock and additional paid-in capital           234,401         151,126       385,527     $151,126                   234,401
Retained earnings                                     689,910         227,255       917,165      227,255                   689,910
Less: Treasury stock                                    -             (71,923)      (71,923)                 71,923           -
Less: Unearned employee stock ownership shares          -              (3,893)       (3,893)                  3,893           -
Less: Unearned association recognition and retention
  shares                                                -                (866)         (866)                    866           -
Net unrealized loss on securities available
  for sale, net of tax                                 14,932           -            14,932                                 14,932
                                                  ---------------  -----------  -------------  ----------  ---------  --------------
  Total stockholders' equity                          939,243         301,699     1,240,942      378,381     76,682        939,243
                                                  ---------------  -----------  -------------  ----------  ---------  --------------
   Total liabilities and stockholders' equity     $13,505,427      $1,926,039   $15,431,466     $378,381   $203,197    $15,256,282
                                                  ===============  ===========  =============  ==========  =========  ==============

(1) The Bell Bancorp, Inc., Statement of Financial Condition reflects data as of December 31, 1995, the most recent information filed with the Securities and Exchange Commission.

                     STANDARD FEDERAL BANCORPORATION, INC.
              UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                          YEAR ENDED DECEMBER 31, 1995
                     (In Thousands, Except Per Share Data)


                                                      Standard
                                                       Federal                                           Pro Forma
                                                   Bancorporation,          Bell                         Adjusting        Pro Forma
                                                        Inc.            Bancorp, Inc.     Combined        Entries         Combined
                                                   ---------------      -------------     ---------      ---------        ---------
INTEREST INCOME:
 Investment securities                                 $24,555              $4,388          $28,943       ($17,260)         $11,683
 Mortgage-backed securities                            200,477              28,857          229,334          1,108          230,442
 Loans receivable                                      700,671              96,721          797,392         (2,222)         795,170
                                                     ---------           ---------        ---------      ---------        ---------
    Total                                              925,703             129,966        1,055,669        (18,374)       1,037,295
                                                     ---------           ---------        ---------      ---------        ---------
INTEREST EXPENSE:
 Deposits                                              418,049              71,543          489,592                         489,592
 FHLB advances and other long-term borrowings          123,995               2,737          126,732          6,750          133,482
 Federal funds purchased and reverse repurchase
  agreements                                            61,175                -              61,175                          61,175
                                                     ---------           ---------        ---------      ---------        ---------
    Total                                              603,219              74,280          677,499          6,750          684,249
                                                     ---------           ---------        ---------      ---------        ---------
Net interest income                                    322,484              55,686          378,170        (25,124)         353,046
Provision for losses                                     1,304               3,398            4,702                           4,702
                                                     ---------           ---------        ---------      ---------        ---------
Net interest income after provision for losses         321,180              52,288          373,468        (25,124)         348,344
                                                     ---------           ---------        ---------      ---------        ---------
NON-INTEREST INCOME:
 Retail fees and charges                                32,998                 823           33,821          2,500           36,321
 Loan servicing fee income, net                          6,597                -               6,597                           6,597
 Gain on the sale of earning assets                     20,694                 227           20,921                          20,921
 Loss on the sale of real estate owned                  (1,271)               (818)          (2,089)                         (2,089)
 Other                                                   6,015                 481            6,496                           6,496
                                                     ---------           ---------        ---------      ---------        ---------
    Total                                               65,033                 713           65,746          2,500           68,246
                                                     ---------           ---------        ---------      ---------        ---------
OTHER EXPENSES:
 Compensation and benefits                              78,997              19,075           98,072         (6,844)          91,228
 Occupancy and equipment                                46,982               3,656           50,638             78           50,716
 Federal insurance premium                              19,379               3,501           22,880                          22,880
 Other                                                  36,874               6,407           43,281         (3,178)          40,103
                                                     ---------           ---------        ---------      ---------        ---------
     Total operating and administrative expenses       182,232              32,639          214,871         (9,944)         204,927
 Amortization of cost in excess of fair value of net
   assets acquired                                      15,780                -              15,780          5,636           21,416
                                                     ---------           ---------        ---------      ---------        ---------
     Total                                             198,012              32,639          230,651         (4,308)         226,343
                                                     ---------           ---------        ---------      ---------        ---------
Income before provision for federal income taxes       188,201              20,362          208,563        (18,316)         190,247
Provision for federal income taxes                      68,700               7,618           76,318         (5,318)          71,000
                                                     ---------           ---------        ---------      ---------        ---------
NET INCOME                                            $119,501             $12,744         $132,245       ($12,998)        $119,247
                                                     =========           =========        =========      =========        =========
EARNINGS PER SHARE                                       $3.70               $0.39            $4.09         ($0.40)           $3.69
                                                     =========           =========        =========      =========        =========

                     STANDARD FEDERAL BANCORPORATION, INC.
              UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                          QUARTER ENDED MARCH 31, 1996
                     (In Thousands, Except Per Share Data)


                                                        Standard
                                                         Federal         Bell                     Pro Forma
                                                     Bancorporation,  Bancorp, Inc.               Adjusting     Pro Forma
                                                          Inc.            (1)        Combined      Entries       Combined
                                                     --------------- -------------- ----------  ------------   -----------
INTEREST INCOME:
 Investment securities                                   $5,922         $1,401         $7,323      ($4,315)        $3,008
 Mortgage-backed securities                              61,383          6,884         68,267          277         68,544
 Loans receivable                                       175,182         24,771        199,953         (556)       199,397
                                                      ---------      ---------      ---------    ---------      ---------
    Total                                               242,487         33,056        275,543       (4,594)       270,949
                                                      ---------      ---------      ---------    ---------      ---------
INTEREST EXPENSE:
 Deposits                                               112,095         19,284        131,379                     131,379
 FHLB advances and other long-term borrowings            29,213            169         29,382                      29,382
 Federal funds purchased and reverse repurchase
  agreements                                             13,053           -            13,053        1,688         14,741
                                                      ---------      ---------      ---------    ---------      ---------
    Total                                               154,361         19,453        173,814        1,688        175,502
                                                      ---------      ---------      ---------    ---------      ---------
Net interest income                                      88,126         13,603        101,729       (6,282)        95,447
Provision for losses                                        605            805          1,410                       1,410
                                                      ---------      ---------      ---------    ---------      ---------
Net interest income after provision for losses           87,521         12,798        100,319       (6,282)        94,037
                                                      ---------      ---------      ---------    ---------      ---------
NON-INTEREST INCOME:
 Retail fees and charges                                  8,469            216          8,685          625          9,310
 Loan servicing fee income, net                           2,991           -             2,991                       2,991
 Gain on the sale of earning assets                       5,681              9          5,690                       5,690
 Loss on the sale of real estate owned                     (113)          (127)          (240)                       (240)
 Other                                                    1,207            345          1,552                       1,552
                                                      ---------      ---------      ---------    ---------      ---------
    Total                                                18,235            443         18,678          625         19,303
                                                      ---------      ---------      ---------    ---------      ---------
OTHER EXPENSES:
 Compensation and benefits                               21,345          4,709         26,054       (1,711)        24,343
 Occupancy and equipment                                 12,190            828         13,018         (280)        12,738
 Federal insurance premium                                5,607            886          6,493                       6,493
 Other                                                   10,941          2,176         13,117         (597)        12,520
                                                      ---------      ---------      ---------    ---------      ---------
     Total operating and administrative expenses         50,083          8,599         58,682       (2,588)        56,094
 Amortization of cost in excess of fair value of net
   assets acquired                                        4,082           -             4,082        1,314          5,396
                                                      ---------      ---------      ---------    ---------      ---------
     Total                                               54,165          8,599         62,764       (1,274)        61,490
                                                      ---------      ---------      ---------    ---------      ---------
Income before provision for federal income taxes         51,591          4,642         56,233       (4,383)        51,850

Provision for federal income taxes                       19,400          1,814         21,214       (1,314)        19,900
                                                      ---------      ---------      ---------    ---------      ---------
NET INCOME                                              $32,191         $2,828        $35,019      ($3,069)       $31,950
                                                      =========      =========      =========    =========      =========
EARNINGS PER SHARE                                        $1.00          $0.09          $1.09       ($0.10)         $0.99
                                                      =========      =========      =========    =========      =========


(1) The Bell Bancorp, Inc., Statement of Income reflects data for the quarter ended December 31, 1995, the most recent information filed with the Securities and Exchange Commission.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

      1. DESCRIPTION OF PENDING ACQUISITION

         As noted in Item 5 on page 1 herein, the Company anticipates the consummation of its acquisition of Bell on June 7, 1996. All requisite regulatory approvals have been obtained and a special meeting of Bell stockholders to consider and vote on the Merger has been scheduled for May 16, 1996.

         Under the terms of the definitive merger agreement between the parties dated Decemeber 14, 1995, the Company will pay approximately $354.5 million to acquire Bell. This transaction is expected to be funded through a combination of cash and cash equivalents available to the Company. The acquisition will be accounted for using the purchase method of accounting, under which all assets acquired and liabilities assumed are adjusted to fair value as of the of acquisition date. The aggregate core deposit premium and goodwill resulting from this acquisition is expected to range between $57.0 million and $62.0 million.

         The pro forma adjusting entries included in the Consolidated Statements of Financial Condition and Income include all estimated purchase accounting adjustments, estimated overhead synergies, estimated increases in retail banking fees and charges resulting from a greater emphasis on retail banking operations in Bell's market areas, amortization of the various valuation adjustments and the procurement of $100.0 million proceeds from a contemplated medium-term debt financing by the Company, which will be invested in the Bank as an additional captial contribution. However, if no borrowing occurs by June 30, 1996, the Bank could fall slightly below the minimum levels of capital necessary to be categorized as "well-capitalized" by the federal banking agencies. See Note No. 4 herein for further discussion. If the Bank were to fall short of achieving the "well-capitalized" status, it would not be subject to any significant operating restrictions by the various regulatory agencies, since it would continue to substantially exceed minimum capital requirements. However, the rate paid in the future for deposit insurance to the Federal Deposit Insurance Corporation ("FDIC") could be increased by $.03 per $100 of deposit balances until the Bank regains its well-capitalized status.

         All detailed information concerning the specific nature of the purchase accounting adjustments has been included in the Company's Application for Merger submitted to the OTS in February 1996.

      2. FINANCIAL SERVICES INDUSTRY REFORM ISSUE

         Various Committees of Congress and various federal regulatory banking agencies, including the FDIC, are currently discussing changes to the federal deposit insurance system to narrow or eliminate the difference in financial characteristics between the Bank Insurance Fund ("BIF") and the Savings Association Insurance Fund ("SAIF"). One of the proposals being discussed would, among other things, assess thrifts, such as Standard Federal and Bell Federal, a one-time fee to bring the SAIF fund into parity with the BIF fund. In the event that such a proposal was to become law after June 7, 1996, Standard Federal would be required to record a one-time charge to earnings of approximately $57.0 million, or $1.77 per share, after-tax, based on aggregate March 31, 1995 insured deposit balances of both Standard Federal and Bell Federal and a fee of 0.85% of insured deposit balances. Thereafter, the Bank's annual deposit insurance expense would be reduced for the foreseeable future by approximately 80% to 100% of current premiums.
         A premium reduction of this magnitude would represent annual after-tax cost savings to the Bank of approximately $11.9 million to $14.9 million (i.e., $0.37 per share to $0.46 per share), based upon the actual aggregate 1995 deposit insurance premiums incurred by Standard Federal and Bell Federal. If such a proposal is enacted during the second quarter of 1996, and the Bank recognizes this one-time charge to its earnings and, therefore, its capital as well during that quarter, the Bank could temporarily fall further below the minimum levels of capital necessary to be categorized as "well-capitalized" by the federal banking agencies as discussed in both Note No. 1 and No. 4 herein. Accordingly, the pro forma consolidated financial statements presented herein have been prepared on a basis which reflects $100.0 million of medium-term financing, which would further capitalize the Bank so as to remain "well-capitalized."

      3. DETAILED DESCRIPTION OF PRO FORMA ADJUSTING ENTRIES

         The pro forma information presented is not necessarily indicative of the results of operations or the combined financial position that would have resulted had the merger been consummated at the beginning of the periods indicated, nor is it necessarily indicative of the results of operations in future financial position of the combined entities. It is anticipated that the merger will be consummated on June 7, 1996.

         The pro forma combined financial statements do not include the anticipated earnings of Bell from December 31, 1995, through the anticipated closing date of June 7, 1996. The historical financial statements also exclude any post-closing growth in the Bell franchise.

         The resolution of the issue concerning the disparity in federal deposit insurance premiums discussed in detail in Note No. 2 herein is not assumed to occur prior to the June 7, 1996, closing date. Accordingly, when and if resolution occurs, the impact will be fully reflected in the Company's then-current period's results of operations. No purchase accounting recognition of this "contigent liability" within these pro forma financial statements is warranted, since this issue's outcome is neither probable of occurrence nor is its cost reasonably estimable as of the date of this filing.

         For purposes of this filing, the purchase price is assumed to be funded through proceeds from the sale of $160.0 million of Bell's short-term investment securities and $194.5 million of Bell's mortgage-backed securities at no gain or loss.

         The pro forma combined, consolidated financial statements include the accounts of the Company, Standard Federal, Bell and Bell Federal. Significant intercompany balances and transactions have been eliminated. The pro forma adjusting entries are displayed below (in thousands):

         (a) Debit - Cash                                                                        $100,000
               Credit-Other Borrowings                                                                        $100,000

         To record the procurement of medium-term financing which will be used to provide additional capital to the Company's wholly owned subsidiary, Standard Federal Bank.

         (b) Debit - Common Stock and Paid-in Capital                                            $151,126
             Debit - Retained Earnings                                                            227,255
             Debit - Cost in Excess of Fair Value of Net Assets Acquired ("Goodwill")              52,796
               Credit - Treasury Stock                                                                        $ 71,923
               Credit - Unearned ESOP Shares                                                                     3,893
               Credit - Unearned Restricted Stock                                                                  866
               Credit - MBS Available for Sale                                                                 194,495
               Credit - Investment Securites Available for Sale                                                160,000

         To record the aggregate purchase price for Bell and the goodwill resulting from the excess of the purchase price over Bell's total equity position.

         (c) Debit - Investment Securities                                                           $239
             Debit - Mortgage Loans Receivable                                                     15,555
             Debit - Premises and Equipment                                                         5,000
             Debit - Core Deposit Intangible                                                       15,981
               Credit - Mortgage-Backed Securities                                                            $  7,757
               Credit - Other Liabilities - Severance and Other Employee-Related Costs                          11,000
               Credit - Other Liabilities - Other Merger-Related Costs                                          10,640
               Credit - Goodwill                                                                                 2,503
               Credit - Deferred Federal Income Taxes                                                            4,875

         To record the various purchase accounting premiums and discounts on Bell's assets and liabilities, the 1% core deposit intangible and various merger-related expenses.

      4. SUMMARY OF CAPITAL REQUIREMENTS

         Pursuant to the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, the OTS has prescribed three separate minimum capital-to-assets requirements which must be met by the Bank: (1) a risk-based capital requirement that "total capital" be at least equal to 8% of "risk-weighted assets"; (2) a tangible capital requirement that "tangible capital" be at least equal to 1.5% of "adjusted total assets"; and (3) a leverage ratio requirement that "core capital" be at least equal to 3.0% of "adjusted total assets." Capital standards for thrift institutions must be "no less stringent" than those applicable to national banks. The capital standards applicable to national banks require a leverage ratio equal to 4% of adjusted assets in order for an entity to be categorized as at least being adequately capitalized. As such, the general minimum requirement of core capital at least equal to 3% of adjusted total assets, which has been de facto superseded, was applicable only to those institutions that received a composite rating of one, which is the highest rating under the "CAMEL" rating system for financial institutions, and those which were, in general, considered strong organizations having well-diversified risks, including no undue interest rate risk exposure, excellent control systems, good earnings, high asset quality and liquidity and well managed on- and off-balance sheet assets. All other thrift institutions must maintain core capital of 3% plus an additional 1% to 2%, as established by the OTS on a case-by-case basis. Therefore, the Bank believes that it is required to maintain core capital of at least 4% of adjusted total assets.

         The table below presents the Bank's position relative to the three current regulatory capital requirements. The Bank meets all of the capital requirements mandated by the OTS at March 31, 1996.

SUMMARY OF CAPITAL REQUIREMENTS - STANDARD FEDERAL BANK
MARCH 31, 1996
(In thousands)

                                                            Stated                      Required
                                                            Capital                     Capital                        Excess
                                             Stated        As a % of       Required     As a % of       Excess         Capital
                                             Capital       Assets (1)       Capital     Assets (1)      Capital       Percentage
                                           -----------     ----------     -----------   -----------   ------------    ----------
Total consolidated stockholders' equity of
  the Company                              $939,243        6.95%
Less excess capitalization of the Company   (11,627)
                                           --------
Total stockholders' equity of the Bank      927,616        6.87%
Adjustments for tangible, core
 and total capital:
  Goodwill, net of deferred tax liability
   on core deposit premium                 (114,137)
  Total core deposit intangible             (18,714)
  Valuation adjustment for
   mortgage servicing rights                 (9,626)
  Unrealized net gain on mortgage-backed
   securities available for sale            (14,932)
  Investments in non-includable
   subsidiaries                              (4,265)
                                          ---------
     Total tangible capital                 765,942        5.75%         $199,888          1.50%         $566,054        4.25%
  Qualifying core deposit intangible         18,714
                                          ---------
     Total core ("Tier 1") capital          784,656        5.88%         $400,337          3.00%         $384,319        2.88%
  General allowance for loan
   losses                                    33,918
                                          ---------
     Total capital ("risk-based")          $818,574       12.43%         $526,746          8.00%         $291,828        4.43%
                                           ========

1) The regulatory capital requirements are calculated as a percentage of adjusted assets, as defined by OTS regulation.

         SELECTED CAPITAL INFORMATION - STANDARD FEDERAL BANCORPORATION, INC. MARCH 31, 1996
         (In thousands)

                                                                              Stated Capital
                                                             Stated              As a % of
                                                             Capital          Adjusted Assets
                                                           -----------        ---------------
         Total stockholders' equity                         $939,243               6.95%
         Less goodwill and core deposit intangible          (137,813)
                                                            --------
         Total tangible capital                             $801,430               6.00%
                                                            ========


         The table below presents the Bank's pro forma position relative to the three current regulatory capital requirements.


PRO FORMA SUMMARY OF CAPITAL REQUIREMENTS - STANDARD FEDERAL BANK
MARCH 31, 1996
(In thousands)

                                                               Pro Forma                   Required
                                                                Capital                    Capital                       Excess
                                                Pro Forma      As a % of     Required     As a % of       Excess        Capital
                                                 Capital       Assets (1)     Capital     Assets (1)      Capital      Percentage
                                               -----------     ----------   -----------  -----------    ------------   ----------
Total consolidated stockholders' equity of
  the Company                                  $939,243        6.16%
Less excess capitalization of the Company       (11,627)
Additional capital contribution to
  the Bank                                      100,000
                                              ---------
Total stockholders' equity of the Bank        1,027,616        6.74%
Adjustments for tangible, core
 and total capital:
  Goodwill, net of deferred tax liability
   on core deposit premium                     (158,837)
  Total core deposit intangible                 (34,695)
  Valuation adjustment for
   mortgage servicing rights                     (9,626)
  Unrealized net gain on mortgage-backed
   securities available for sale                (14,932)
  Investments in non-includable
   subsidiaries                                  (4,265)
                                              ---------
     Total tangible capital                     805,261        5.36%      $225,214        1.50%         $580,047         3.86%
  Qualifying core deposit intangible             18,714
                                              ---------
     Total core ("Tier 1") capital              823,975        5.48%      $450,989        3.00%         $372,986         2.48%
  General allowance for loan
   losses                                        38,918
                                              ---------
     Total capital ("risk-based")              $862,893       11.66%      $592,000        8.00%         $270,893         3.66%
                                               ========

1) The regulatory capital requirements are calculated as a percentage of adjusted assets, as defined by OTS regulation.

         SELECTED PRO FORMA CAPITAL INFORMATION - STANDARD FEDERAL BANCORPORATION, INC.
         MARCH 31, 1996
         (In thousands)

                                                                                      Pro Forma Capital
                                                            Pro Forma                    As a % of
                                                             Capital                   Adjusted Assets
                                                           -----------                 ---------------
         Total stockholders' equity                         $939,243                       6.16%
         Less goodwill and core deposit premium             (204,087)
                                                            --------
         Total tangible capital                             $735,156                       4.88%
                                                            ========

EXHIBIT 23





                        CONSENT OF INDEPENDENT CERTIFIED
                               PUBLIC ACCOUNTANTS




The Board of Directors
Bell Bancorp, Inc.:

We consent to incorporation by reference in the Current Report on Form 8-K of Standard Federal Bancorporation, Inc., of our report dated May 26, 1995, relating to the Consolidated Statements of Financial Condition of Bell Bancorp, Inc., and subsidiary as of March 31, 1995 and 1994, and the related Consolidated Statements of Earnings, Changes in Stockholders' Equity and Cash Flows for each of the years in the three-year period ended March 31, 1995, which report has been incorporated by reference in the Annual Report on Form 10-K of Bell Bancorp, Inc., for the year ended March 31, 1995.



/s/KPMG Peat Marwick LLP
- ------------------------
Chicago, Illinois
May 13, 1996

SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                        STANDARD FEDERAL BANCORPORATION, INC.


                                        By:  /s/Joseph Krul
                                           ------------------------------------
                                           Joseph Krul, Senior Vice President &
                                             Chief Financial Officer

Date: May 13, 1996